Exhibit 10.4
INCO LIMITED 2005 KEY EMPLOYEES INCENTIVE PLAN
1.	Purpose. The 2005 Key Employees Incentive Plan of Inco Limited (the “Plan”) is designed to provide additional incentive for selected employees (including Officers who are full-time employees, whether or not they might also serve as Directors) of the Company and its current or future subsidiaries by the grant of options to purchase Common Shares of the Company and/or by the making of awards of incentive compensation. It is intended that the share options and awards of incentive compensation will be awarded in a way calculated to be most effective to retain or attract and to provide additional incentive to these selected employees, having regard to their individual potential, location, contributions to the Company and other applicable considerations.

2.	Administration. The Plan shall be administered by a Committee of three or more Directors, appointed annually by the Board of Directors of the Company from those of its members who (a) shall satisfy all applicable stock exchange and other regulatory requirements and the Guidelines on Corporate Governance of the Board of Directors of the Company with respect to (i) having no material relationships with the Company and who are otherwise “independent” and (ii) any other statutory or regulatory qualifications to serve on such Committee and (b) are not, will not be, and have not been, eligible to participate under the Plan or any other plans of the Company or any of its subsidiaries or other affiliates entitling the participants therein to acquire shares, share options or share appreciation rights of the Company or any of its subsidiaries or other affiliates other than the Company’s 2002 Non-Employee Director Share Option Plan and Non-Employee Director Share Ownership Plans which are applicable only to independent or non-employee Directors of the Company as part of their compensation arrangements for service as independent or non-employee Directors of the Company. The Committee shall have full authority to establish regulations for the administration of the Plan and to interpret the Plan.

3.	Share Options and Share Appreciation Rights.
(a)	The Board of Directors of the Company may from time to time, as and if recommended by the Committee, grant to selected employees of the Company and its subsidiaries options to purchase not exceeding in the aggregate 5,500,000 Common Shares of the Company, provided that the Committee, subject to ratification by the Board of Directors of the Company, may make adjustments in the number and kind of shares available for or subject to option, and in the purchase price of shares subject to option, as it may deem appropriate in the event of a share subdivision, share consolidation, share dividend (other than an optional share dividend in lieu of a cash dividend), amalgamation, merger, consolidation, share reclassification or other change in the capital structure of the Company. The Company may issue shares or may acquire outstanding shares for the purpose of satisfying the exercise of an option or of a share appreciation right.

(b)	The purchase price of the shares purchasable upon exercise of each option which shall not be less than 100% of their fair market value on the date the option is granted, and all other terms and conditions of each option shall be fixed by the Board of Directors of the Company or of the subsidiary, as the case may be, in each case on recommendation of the Committee, provided that (i) no shares subject to option shall be purchasable after the expiration date fixed in the option, which date shall not be later than seven years after the date the option is granted, and (ii) no person shall have any of the rights of a Shareholder in respect of shares subject to an option until such shares have been paid for in full and issued to such person. In the case of option grants in U.S. dollars, the “fair market value” of the shares subject to option shall be the average of the high and the low sales prices of the Company’s Common Shares as reported as New York Stock Exchange — Composite Transactions on the date of the grant, provided however, if there is no trading in such shares on such Exchange on the date of grant, then the average of the high and low sales prices for such shares on the next preceding date on which there is trading shall be used for such calculation. In the case of option grants in Canadian dollars, the “fair market value” of the shares subject to option shall be the average of the high and low sales prices of the Company’s Common Shares, as reported on the Toronto Stock Exchange on the date of the grant, provided however, if there is no trading in such shares on such Exchange on the date of grant, then the average of the high and low sales prices for such shares on the next preceding date on which there is trading shall be used for such calculation. If the Board of Directors of the Company shall so authorize, the purchase price of shares payable upon exercise of options covering Common Shares granted under the Plan, or Common Shares under the Key Employees Incentive Plans approved by the Shareholders of the Company on April 25, 2001 and April 23, 1997 may, subject to applicable law, be paid in lieu of cash, by the delivery to the Company of certificates for Common Shares of the Company already owned by the optionee having a fair market value equal to the purchase price of the shares (or any part thereof) for which the option is exercised, or by any combination of cash and shares. In Canada, the purchase price shall be paid only in cash, but at the request of the optionee, the Company may sell on the optionee’s behalf Common Shares already owned by the optionee and apply the proceeds of the sale to the optionee’s purchase of the same type or class of shares pursuant to the exercise of the share option. An option may provide that the optionee may exercise the option by delivering to the Company an exercise notice and irrevocable instructions for the Company to deliver directly to a broker named in the exercise notice the number of Common Shares set forth in the notice in exchange for payment of the purchase price of the same type or class of shares. Any share subject to an option which shall have terminated or expired (other than to the extent surrendered upon the exercise of a share appreciation right) may thereafter be reoptioned. In the case of options intended to qualify for the tax treatment provided by Section 422 of the U.S. Internal Revenue Code of 1986, as amended (“ISOs”), the aggregate fair market value (determined at the time of the grant of such ISOs) of the shares with respect to which ISOs granted after December 31, 1986 are exercisable for the first time by any selected employee during any calendar year shall not exceed $100,000.
(c)	Any option may include a share appreciation right at the time of grant, if recommended by the Committee and authorized by the Board of Directors of the Company. Any option previously granted under the Plan or under the Key Employees Incentive Plans approved by the Shareholders of the Company on April 25, 2001 and April 23, 1997 and remaining unexercised may be amended to include a share appreciation right, if recommended by the Committee and authorized by the Board of Directors of the Company. Subject to such terms and conditions as the authorizing Board may provide, such right shall entitle the optionee to surrender unexercised the option to which the right relates, or any portion thereof, but only to the extent such option is then exercisable, and to receive upon such surrender that number of shares having an aggregate value equal to the amount of the excess of the then market value of one share over the purchase price per share specified in the option multiplied by the number of shares purchasable upon exercise of the option, or portion of option, so surrendered; provided that, at the election of the Company or the subsidiary which granted such right, it may deliver cash, or a combination of cash and shares, equal in value to the amount of such excess.

(d)	An employee of the Company that has been granted an option shall have the right, at any time, but subject to the discretion of the Board of Directors of the Company to suspend this right at any time upon the determination of the Board of Directors of the Company that it is in the best interests of the Company to do so, in lieu of the exercise of such option, to elect to surrender to the Company for cancellation any option which is then exercisable for Common Shares in return for the payment by the Company of an amount (the “Cancellation Amount”) equal to the excess of the fair market value of the Common Shares subject to such surrendered option (such fair market value being determined to be (i) for options with a purchase price in U.S. dollars, the simple average of the high and low prices at which the Company’s Common Shares were traded in one or more board lots on the New York Stock Exchange for the five days on which the Common Shares were traded prior to the date on which the options were surrendered for cancellation, and for options with a purchase price in Canadian dollars, the simple average of the high and low prices at which the Common Shares were traded in one or more board lots on the Toronto Stock Exchange for the five days on which the Common Shares were so traded prior to the date on which the options were surrendered for cancellation or (ii) with the prior consent of the Toronto Stock Exchange, such other price as may be determined by the Board of Directors of the Company to be appropriate in the circumstances) over the aggregate exercise price for the Common Shares of the Company subject to such option (as of the date of surrender). The Company shall have the right to withhold from any payment in respect of the Cancellation Amount any applicable withholding taxes or other withholding liabilities. Any option surrendered for cancellation pursuant to this subsection 3(d) shall be deemed to be terminated and of no further force or effect as of the time of surrender or effective time of surrender, if later, and the total number of Common Shares of the Company that may be issued pursuant to the exercise of options under this Plan, as set forth in subsection 3(a), shall be reduced by the number of Common Shares that were issuable upon the exercise of such option as of the time of surrender or effective time of surrender, if later, unless payment of the Cancellation Amount is not made by the Company in accordance with this subsection 3(d). Payment of the Cancellation Amount shall be made by the Company within ten business days after the time of surrender or effective time of surrender, if later, of an option pursuant to this subsection 3(d).
4.	Incentive Compensation. Awards of incentive compensation under the Plan may be made in respect of each fiscal year, beginning with 2005, in accordance with the provisions of this Section 4. Such awards may be made in, or in commitments to deliver, cash, shares of the Company, incentive units evidencing commitments to pay or deliver at some future date or dates cash or shares in amounts measured by or otherwise dependent upon earnings or other performance criteria, or share units evidencing commitments to deliver or pay at some future date or dates shares or cash equal to the market value of shares at such date or dates, together, in each case, if so provided, with amounts equal to dividends and other distributions paid on an equivalent number of shares, or such other kind or form of compensation as may, in the judgment of the Committee, be best calculated to further the purposes of the Plan, all on such terms and subject to such conditions as the Committee may determine, provided that, the total number of Common Shares of the Company to be awarded pursuant to this Section 4 may not exceed in the aggregate 500,000. In Canada, because of certain tax rules that might adversely affect the recipient of a deferred award, each award shall be paid not later than the end of the third year following the end of the year in which the award to an employee is declared.

In respect of each year, the Committee, subject to ratification by the Board of Directors of the Company, shall from time to time, but not later than the end of the year immediately following such year, fix the extent, if any, to which, within the limits of the “Incentive Fund” for such year, awards of incentive compensation shall be made in respect of such year by the Company, and, subject to ratification by the Board of Directors of the Company, determine the participants for the year, the award to be made to each participant and the time when such award is to be paid. The maximum amount of the Incentive Fund in respect of any year shall be equal to (i) 2% of the sum of (a) the consolidated net earnings of the Company and (b) the related provisions for income and mining taxes (the “Award Pool”) in such year, as confirmed by the Company’s independent auditors for such year, and the Award Pool for each of the two immediately preceding years (the “Preceding Years”) less (ii) the aggregate amount of awards actually made from the Award Pool in respect of each of the Preceding Years under the Plan or, as the case may be, under the Key Employees Incentive Plan approved by the Shareholders of the Company on April 25, 2001. Awards made under this Section 4 shall be deemed for the purpose only of determining the amount to be charged therefor against an Incentive Fund or Funds to have the value of the cash or shares or incentive units or share units or other kind or form of compensation awarded that is determined by the Committee, as of the time the award is made and disregarding the effect of any restrictions or delayed delivery provisions which would otherwise reduce such value, on such basis as the Committee shall deem reasonable. The value of any award made under this Section 4 shall be charged against the Incentive Fund for the year in respect of which such award is made, except that, in the case of any award the amount of which is measured by or otherwise dependent upon future consolidated earnings of the Company, the Committee may, at the time such award is made, elect that there shall be charged against the Incentive Fund for the year in respect of which such award is made or as otherwise determined by the Committee. No awards shall be made under this Section 4 in respect of any year unless and until the total value of all awards made under this Section 4 in respect of prior years shall have been charged against the Incentive Fund or Funds for such year or prior years.

If awards are, subject to the 500,000 maximum referred to above, made in shares (or amounts of cash equal to the value of shares) or share units, or other forms measured by shares and in the valuation thereof, to be delivered or paid in the future, appropriate adjustments in the number and kind of shares or units measured by shares shall be made in the same way as is provided for share options in Section 3 (a) in the event of a change in the capital structure of the Company. The Company may issue shares or may acquire outstanding shares for such purpose.
5.	Other Compensation; No Right To Employment; Transferability of Options. Nothing in the Plan shall prevent a participant from being included in any other employee plan of the Company or any of its subsidiaries or other affiliates or from receiving any compensation (whether regular, special, supplemental, incentive, current, deferred or otherwise) now or hereafter provided by the Company or any of its subsidiaries or other affiliates. Neither the Plan nor any action taken thereunder shall be understood as giving to any person any right to be retained in the employ of the Company or any subsidiary or other affiliate, nor shall any person (including persons selected as participants for a prior year) be entitled as of right to be selected as a participant in the Plan for any year. Any option or similar right (including any share appreciation right, whether or not included in an option granted under the Plan) granted or awarded under the Plan shall be nontransferable other than by will or the laws of descent and distribution and, during the lifetime of the participant to whom such option or right shall have been granted or awarded, shall be exercisable only by such participant or by his guardian or legal representative, in the case of options not intended to qualify as ISOs, or by such participant, in the case of options intended to qualify as ISOs.

6.	Amendment, Suspension and Termination of the Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan in whole or in part at any time, provided that the rights and interests of participants to whom unexpired share options or awards of incentive compensation have theretofore been granted or made shall not thereby be adversely affected without their consent and no amendment which would increase the number of shares which may be made subject to share options or otherwise materially increase the cost of the Plan shall be made effective unless approved at a meeting of the holders of the shares of the Company carrying general voting rights. Notwithstanding any other provision of the Plan, except as provided in Section 3(a), no amendment to the Plan shall be made which would reduce the purchase price of an option granted pursuant to the Plan. Subject to these limitations on amendments to the Plan, amendments to this Plan shall not require shareholder approval under the terms of this Plan. The Plan shall become effective on the date of its approval by the Company’s Shareholders. Unless the Plan is sooner terminated by the Board of Directors, no share options or share appreciation rights may be granted after the day before the fifth anniversary of the date that the Plan is approved by the Company’s Shareholders, and no awards of incentive compensation may be made in respect of any fiscal year ending after December 31, 2010, provided that the provisions of the Plan shall continue with respect to any options or awards theretofore granted or made.

7.	Change of Control.
(a)	In the event of a Change in Control (as defined in (b) below), all options and related share appreciation rights shall become vested and exercisable in full.

(b)	For purposes of the Plan, “Change in Control” means the occurrence of any of the following events:
(i)	individuals who, as of the close of business on April 20, 2005, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors for at least one full year, provided that any person becoming a Director subsequent to the close of business on April 20, 2005, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement and circular of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a Director of the Company initially as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(ii)	any “person” (as such term is defined in Section 3(a)(9) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii), or (E) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) shall not constitute a Change in Control under this paragraph (ii);

(iii)	shareholder approval of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries, whether for such transaction or for the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), would be represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, would be represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) would be or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) will have been Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)	shareholder approval of a plan of complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the Company’s assets; or

(v)	in the case of any employee of the Company or any subsidiary who is party to an agreement which provides such employee with certain rights in the event of a change of control, as defined in such agreement, any event that constitutes a change of control as set forth in such agreement.
Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

8.	Breach of Conduct. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of a serious breach of conduct by an employee or former employee (including, without limitation, any conduct prejudicial to or in conflict with the Company or its subsidiaries), or any activity of any employee or former employee in competition with any of the businesses of the Company or any subsidiary, (a) cancel any outstanding award granted to such employee or former employee, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an award, require such employee or former employee to repay to the Company any gain realized or payment received upon the exercise or payment of such award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Shares or cash or a combination thereof (based upon the fair market value of Common Shares, determined pursuant to Section 3(b), on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any subsidiary to the employee or former employee if necessary to satisfy the repayment obligation. The determination of whether an employee or former employee has engaged in a serious breach of conduct or any activity in competition with any of the businesses of the Company or any subsidiary shall be determined by the Committee in good faith and in its sole discretion. This Section 8 shall have no application following a Change in Control.